MTS News Release

Exhibit 99.1
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone 952-937-4000
Fax 952-937-4515

News Release

FOR IMMEDIATE RELEASE January 5, 2017	For more information contact: Andy Cebulla Director of Investor Relations and Treasurer (952) 937-4000

MTS ANNOUNCES EXECUTIVE LEADERSHIP CHANGES AND REORGANIZATION OF TEST BUSINESS

EDEN PRAIRIE, MN, January 5, 2017 - MTS Systems Corporation (Nasdaq: MTSC), a leading global supplier of high-performance test systems and sensors, today announced the retirement of Dr. William Bachrach, President of MTS’s Test business, effective January 13, 2017. In conjunction with Dr. Bachrach’s retirement, given the growth in demand and sophistication of testing needs across the primary markets served by MTS, and to drive greater specific market focus, the Test business will be divided into two business units, ‘Materials Test Systems’ and ‘Vehicles and Structures Test Systems’.
The focus of the ‘Materials Test Systems’ business unit will be on providing solutions to global customers involved in developing and manufacturing advanced materials that are essential to new aircraft and propulsion systems, and are increasingly critical to advance automobiles, such as those with electric or hybrid-electric powertrains, and trucks. This Test business unit will be led by Mr. William Becker, a 30-year veteran of MTS, who recently returned to the Company after leading the North American business segment for another global materials test company since 2010. Mr. Becker’s expertise and knowledge of the materials industry, and his intimacy with aerospace customers and others that derive their technology from the application of new, advanced materials, are invaluable to MTS’s future in materials testing.
The ‘Vehicles and Structures Test Systems’ business unit will focus on providing test solutions to automotive, aerospace, infrastructure and energy markets world-wide. MTS is pleased to announce that Mr. Steven Harrison will join MTS on February 6, 2017, to lead the ‘Vehicles and Structures Test Systems’ business unit. Mr. Harrison is a graduate of the Air Force Academy with a Bachelor’s degree in Aeronautical Engineering, and is a Rhodes Scholar with advanced degrees in Engineering and Economics from Oxford University in England. He joins MTS following a distinguished 22-year career with the U.S. Air Force, followed by successful business leadership roles at National Air Cargo, Inc., and, most recently, with AAR CORP. where he served as President of AAR Airlift Group, Inc.
Dr. Jeffrey Graves, President and Chief Executive Officer of MTS, stated, “We are appreciative of Bill Bachrach’s leadership of our Test business and the positive momentum he established. Looking forward, we are excited about the opportunities we face in both our Materials and our Vehicles and Structures Test business units. With the Materials Test business unit largely comprised of standard product offerings, with accessories tailored to meet specific customer needs, and our Vehicles and Structures business unit comprised of our large, complex ‘custom and engineered-to-order’ projects, we believe this structure will bring enhanced focus for growth and drive increased profitability across the Test business. Under the proven leadership of both Bill Becker and Steve Harrison, we are well positioned to meet the growing demand from our customers world-wide as they continue to invest heavily in new testing technology.”

MTS News Release

About MTS Systems Corporation
MTS Systems Corporation’s testing hardware, software and services solutions help customers accelerate and improve their design, development and manufacturing processes and are used to determine the mechanical behavior of materials, products and structures. MTS’s high-performance sensors provide controls for a variety of applications measuring motion, pressure, position, force and sound. MTS had 2,400 employees as of October 3, 2015 and revenue of $564 million for the fiscal year ended October 3, 2015. Additional information on MTS can be found at www.mts.com.
Cautionary Information Regarding Forward-Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the future of MTS’s Test business. These statements are based on MTS’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include, but are not limited to, those described in the “Risk Factors” section in MTS’s most recent Form 10-K filed with the SEC and updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, each of which is available on MTS’s website at www.mts.com or the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date on which statements are made, and MTS undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events or circumstances.